SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

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Check the appropriate box:


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                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  PROCEPT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


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[X] No fee required.

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


                                  PROCEPT, INC.

               840 Memorial Drive, Cambridge, Massachusetts 02139
                                 (617) 491-1100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The annual meeting of the stockholders of Procept, Inc., a Delaware corporation ("Procept"), will be held at the offices of Procept, 840 Memorial Drive, Cambridge, Massachusetts, at 10:00 a.m. on Thursday, May 14, 1998, for the following purposes:

         1.       To elect six directors of Procept.

         2. To approve an amendment of Procept's Restated Certificate of Incorporation to consummate a one for ten reverse split (a stock combination) of the outstanding shares of Common Stock (the "Reverse Split Amendment").

         3. To vote, conditioned on approval of the Reverse Split Amendment, on a proposed amendment to Procept's 1989 Stock Plan that would (i) increase the number of shares of Common Stock covered by the plan to 1,500,000 shares (after giving effect to the Reverse Split Amendment) and (ii) extend the expiration date of the Stock Plan to July 1, 2007.

         4. To vote, conditioned on approval of the Reverse Split Amendment, on a proposed amendment to Procept's 1994 Employee Stock Purchase Plan that would increase the number of shares of Common Stock covered by the plan to 200,000 shares (after giving effect to the Reverse Split Amendment).

         5. To vote, conditioned on approval of the Reverse Split Amendment, on a proposed amendment to Procept's 1994 Director Stock Option Plan that would increase the number of shares of Common Stock covered by the plan to 500,000 shares (after giving effect to the Reverse Split Amendment).

         6. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 23, 1998 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                            By order of the Board of Directors,


                                            Lynnette C. Fallon
                                            Secretary



April 28, 1998

                                  PROCEPT, INC.


               840 Memorial Drive, Cambridge, Massachusetts 02139
                                 (617) 491-1100

                                 ---------------

                                 Proxy Statement

                                 ---------------

                               GENERAL INFORMATION

         The enclosed proxy is solicited on behalf of the Board of Directors of Procept, Inc. ("Procept") for use at the annual meeting of stockholders to be held at the offices of Procept, 840 Memorial Drive, Cambridge, Massachusetts, at 10:00 a.m. on Thursday, May 14, 1998, and at any adjournments thereof.

         The authority granted by an executed proxy may be revoked, at any time before its exercise, by filing with the Secretary of Procept a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors.


         On April 23, 1998, Procept had outstanding 29,984,235 shares of common stock, $.01 par value (the "Common Stock"), which is its only outstanding class of voting stock. Only stockholders of record at the close of business on April 23, 1998 will be entitled to vote at the meeting. The holders of Common Stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. The presence at the meeting, in person or by proxy, of a majority in interest of the Common Stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.


         The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 30, 1998.



April 28, 1998

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of Procept's Common Stock as of April 15, 1998 by (i) persons known by Procept to be beneficial owners of more than 5% of the Common Stock, (ii) the Chief Executive Officer and all other executive officers whose 1997 salary and bonus exceeded $100,000 (the "Named Executive Officers"), (iii) each director and nominee for election as a director of Procept, and (iv) all Named Executive Officers and directors of Procept as a group:



                                                                          Shares of Common Stock
                                                                           Beneficially Owned (1)
                                                                           ----------------------
         Beneficial Owner                                                 Shares            Percent
         ----------------                                                 ------            -------
The Aries Trust...................................................... 26,892,059(2)           61.9%
 Aries Domestic Fund, L.P.
 Paramount Capital Asset Management, Inc.
 Dr. Lindsay A. Rosenwald
 c/o Paramount Capital Asset Management, Inc.
 787 Seventh Avenue
 New York, New York 10019

John F. Dee..........................................................          0                *

Stanley C. Erck......................................................    191,910(3)             *

James C. Jenson, Ph.D................................................        686(4)             *

Michael J. Higgins...................................................     22,079(5)             *

Michael S. Weiss.....................................................          0(6)             *

Zola P. Horovitz, Ph.D...............................................      5,716(7)             *

Max Link, Ph.D.......................................................      5,716(8)             *

Mark C. Rogers, M.D..................................................      1,429(9)             *

Elliott H. Vernon....................................................      1,429(10)            *

All Named Executive Officers and directors as
     a group (9 persons).............................................    227,578(11)            *


--------------------
* Indicates less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, subject to community property laws where applicable. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of April 15, 1998 are treated as outstanding solely for the purpose of calculating the amount and percentage of shares beneficially owned by the holder of such options or warrants.


(2) Consists of the following shares and shares that may be acquired within 60 days of April 15, 1998 upon the exercise of warrants: 8,820,920 shares and warrants to purchase 8,861,841 shares held by The Aries Trust (the "Trust"); 4,595,880 shares and warrants to purchase 4,613,418 shares held by the Aries Domestic Fund, L.P. (the "Partnership and together with the Trust, the "Aries Funds"). The Aries Funds acquired a controlling interest in the Company in June 1997. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Paramount Capital Asset Management, Inc. ("PCAM"), Dr. Lindsay A. Rosenwald, The Aries Trust (the "Trust") and the Aries Domestic Fund, L.P. (the "Partnership," and collectively with PCAM, Dr. Rosenwald and the Trust, the "Aries Purchasers") filed a Statement on
       Schedule 13D with the Securities and Exchange Commission reflecting the Aries Purchaser's acquisition of certain securities on June 30, 1997 (the "Original Schedule 13D"). The Aries Purchasers filed an amendment to the Original Schedule 13D on September 3, 1997 to report the conversion of their holdings of Procept Common Stock to Series A Convertible Preferred Stock. On April 21, 1998, the Aries Purchasers filed a second amendment to the Original 13D to report (i) the exchange of their holdings of Procept Series A Convertible Preferred Stock and warrants to purchase Common Stock for an aggregate of 8,416,800 shares of Common Stock and warrants to purchase an additional 8,416,800 shares of Common Stock and
       (ii) the acquisition of (A) 3,350,000 shares of Common Stock and warrants to purchase 3,350,000 shares of Common Stock by the Trust and (B) 1,650,000 shares of Common Stock and warrants to purchase 1,650,000 shares of Common Stock by the Partnership, in each case on April 9, 1998. According to the Original Schedule 13D, Dr. Rosenwald and PCAM may be deemed to have shared voting and investment power over the shares of Common Stock that may be deemed to be beneficially owned by the Aries Purchasers. Pursuant to the Securities Purchase Agreement dated June 30, 1997 with the Company, the Aries Purchasers have the right to appoint a majority of the members of the Board of Directors of the Company.



(3) Consists solely of shares issuable to Mr. Erck upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998.

(4)    Includes 6 shares held by Dr. Jenson's sons.

(5) Includes 21,418 shares issuable to Mr. Higgins upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998, and 15 shares held in trust for the benefit of Mr. Higgins' daughter.

(6) Does not include shares held of record or issuable to the Aries Purchasers. Mr. Weiss is a Senior Managing Director of Paramount Capital, Inc., an affiliate of PCAM, which is the investment manager of the Trust and the general partner of the Partnership. Mr. Weiss disclaims beneficial ownership of the shares held by the Aries Purchasers.

(7) Consists solely of shares issuable to Dr. Horovitz upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998.

(8) Includes 3,573 shares issuable to Dr. Link upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998.

(9) Consists solely of shares issuable to Dr. Rogers upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998.

(10) Consists solely of shares issuable to Mr. Vernon upon the exercise of options currently exercisable or exercisable within 60 days of April 15, 1998.

(11)   See notes (4) through (10).


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Procept's executive officers and directors and persons who own beneficially more than ten percent of Procept's Common Stock are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Procept securities with the Securities and Exchange Commission. Copies of these reports must also be furnished to Procept. Based solely on a review of the copies of reports furnished to Procept and written representations that no other reports were required, Procept believes that during 1997 Procept's executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at six for the coming year. The six persons named below have been nominated for election as directors at the annual meeting of stockholders to be held on May 14, 1998, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each of the six nominees for director has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

         Pursuant to Procept's by-laws, directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

         The following table contains certain information about the nominees for directors.



                                             Business Experience During Past Five                        Director
  Name and Age                                  Years and Other Directorships                              Since
  ------------                                  -----------------------------                              -----
John F. Dee               John F. Dee, has served as President, Chief Executive Officer and a              1998
Age: 40                   member of the Board of Directors of Procept since joining the
                          Company in February 1998.  From April 1997 to October 1997, Mr.
                          Dee was Interim Chief Executive Officer of Genta Incorporated.  From
                          1994 to 1997 and 1998 to 1992, Mr. Dee was a Senior Management
                          Consultant with McKinsey & Company, Inc. and from 1992 to 1994 served as Chief Operating Officer, Chief Financial Officer, and
                          Director of Walden Laboratories, Inc. (now AVAX Technologies,
                          Inc.).  Mr. Dee holds a M.S. in Chemical Engineering from Stanford
                          University and a M.B.A. from Harvard University.

Michael S. Weiss          Michael S. Weiss has been a director of the Company, and the                     1997
Age: 32                   Chairman of its Board of Directors, since July 1997.  Mr. Weiss is presently a Senior Managing Director of Paramount Capital, Inc.
                          Prior to joining Paramount, Mr. Weiss was an attorney with Cravath,
                          Swaine & Moore.  Mr. Weiss is currently Vice-Chairman of the Board of Directors of Genta Incorporated, a director of Pacific
                          Pharmaceuticals, Inc., AVAX Technologies, Inc. and Palatin
                          Technologies, Inc., and is the Secretary of Atlantic Pharmaceuticals,
                          Inc., each of which is a publicly traded biopharmaceutical company.
                          Additionally, Mr. Weiss is currently a member of the boards of directors of several privately held biopharmaceutical companies.  Mr.
                          Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from The State University of New York at Albany.
                          Mr. Weiss devotes only a portion of his time to the business of the
                          Company.

                                             Business Experience During Past Five                        Director
  Name and Age                                  Years and Other Directorships                              Since
  ------------                                  -----------------------------                              -----

Zola P. Horovitz,         Zola P. Horovitz, Ph.D., currently a consultant to pharmaceutical                1992
Ph.D.                     companies, served as Vice President - Business Development and
Age: 63                   Planning at Bristol-Myers Squibb Pharmaceutical Group, from August
                          1991 to April 1994, and as Vice President - Licensing, from 1989 to
                          August 1991. Prior to 1989, Dr. Horovitz spent 30 years as a member of the Squibb Institute for Medical Research, most recently as Vice
                          President - Research Planning. He is also a director of seven other biotechnology and pharmaceutical companies: Avigen, Inc.,
                          BioCryst, Inc., Clinicor, Inc., Diacrin, Inc., Magainin Pharmaceuticals,
                          Inc., Roberts Pharmaceutical Corporation and Synaptic Pharmaceuticals,
                          Inc. Dr. Horovitz received his Ph.D. from the University of Pittsburgh.

Max Link, Ph.D.           Max Link, Ph.D. has held a number of executive positions with                    1995
Age: 57                   pharmaceutical and healthcare companies.  Most recently, he served as
                          Chief Executive Officer of Corange Limited, from May 1993 until
                          June 1994.  Prior to joining Corange, Dr. Link served in a number of positions within Sandoz Pharma Ltd., including Chief Executive
                          Officer, from 1987 until April 1992, and Chairman, from April 1992 until May 1993.  Dr. Link currently serves on the board of directors of six publicly traded life science companies:  Access Pharmaceuticals,
                          Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., CytRx
                          Corporation, Human Genome Sciences, Inc. and Protein Design Labs,
                          Inc.  Dr. Link received his Ph.D. in Economics from the University of
                          St. Gallen in 1970.

                                             Business Experience During Past Five                        Director
  Name and Age                                  Years and Other Directorships                              Since
  ------------                                  -----------------------------                              -----

Mark C. Rogers,           Mark C. Rogers, M.D. has been a director of the Company since                    1997
M.D.                      December 1997.  Dr. Rogers has been Senior Vice President,
Age: 55                   Corporate Development and Chief Technology Officer of The Perkin-
                          Elmer Corporation, a developer, manufacturer and marketer of life science and analytical instrument systems, since joining Perkin-
                          Elmer in 1996. From 1992 to 1996, Dr. Rogers was Vice Chancellor for
                          Health Affairs at Duke University Medical Center and Chief Executive
                          Officer at Duke Hospital and Health Network. Prior to his employment at Duke, Dr. Rogers was on the faculty of Johns Hopkins University for 15 years where he served as a Distinguished Faculty Professor and
                          Chairman of the Department of Anesthesiology and Critical Care Medicine,
                          Associate Dean for Clinical Affairs, Director of the Pediatric Intensive
                          Care Unit and Professor of Pediatrics. Dr. Rogers currently serves on the board of three publicly traded companies: Discovery Laboratories, Inc., a development-stage pharmaceutical company, Galileo Corporation, a fiberoptics and electro-optics technology company, and HCIA, Inc., a health care information content company. Dr. Rogers received his
                          M.D. from Upstate Medical Center, State University of New York, and his
                          M.B.A. from The Wharton School. He received his B.A. from Columbia
                          University and held a Fulbright Scholarship.

Elliott H. Vernon         Elliott H. Vernon has been a director of the Company since December              1997
Age: 54                   1997.  Mr. Vernon has been the Chairman of the Board, President and
                          Chief Executive Officer of Healthcare Imaging Services, Inc., a
                          publicly held operator of fixed-site magnetic resonance imaging centers in the northeast, since its inception in 1991. For the past ten years,
                          Mr. Vernon has also been the managing partner of MR General Associates, a New Jersey general partnership which is the general partner of DMR
                          Associates, L.P., a Delaware limited partnership. Mr. Vernon was also one of the founders of Transworld Nurses, Inc., the predecessor of
                          Transworld HealthCare, Inc., a publicly held regional supplier of a broad range of alternate site healthcare services and products.
                          Mr. Vernon is also a principal of Healthcare Financial Corp., LLC, a healthcare financial consulting company engaged primarily in FDA matters.
                          From January 1990 to December 1994, Mr. Vernon was a director, Executive
                          Vice President and General Counsel of Aegis Holdings Corporation, an
                          international provider of financial services through its investment management and capital markets consulting subsidiaries. Mr. Vernon is currently a director of Pacific Pharmaceuticals, Inc., a publicly held medical products company.

         The Board of Directors held eight meetings during 1997. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served.

         Procept has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, which during 1997 consisted of Nancy S. Amer (before her resignation from the Board of Directors on January 20, 1997), Dr. Horovitz and Dr. Link held two meetings in 1997. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of Procept and of the reliability of Procept's financial controls and financial reporting systems. The Audit Committee reviews the general scope of Procept's annual audit, the fee charged by Procept's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes Procept's compensation policies applicable to executive officers and the bases for Mr. Erck's compensation as Chief Executive Officer in 1997. The following graph shows a comparison of the cumulative total shareholder returns on the Common Stock over the period from February 10, 1994 (the first trading day of Procept's Common Stock) to December 31, 1997, as compared with that of the S&P 500 Composite Index and the Hambrecht & Quist Biotechnology Index. The graph assumes $100 invested on February 10, 1994 in Procept Common Stock, the S&P 500 Index and the Hambrecht & Quist Biotechnology Index, with all dividends, if any, being reinvested.



      Comparison of 46 Month Cumulative Total Return* Among Procept, Inc., the S&P 500 Index, and the Hambrecht & Quist Biotechnology Index



==========================================================================================================================
                                                   2/10/94        1994           1995           1996            1997
--------------------------------------------------------------------------------------------------------------------------
Procept, Inc.                                       $100           $30            $37            $13             $2
--------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                                       $100           $98           $135           $166            $221
--------------------------------------------------------------------------------------------------------------------------
Hambrecht & Quist Biotechnology Index               $100           $91           $155           $143            $145
==========================================================================================================================




      * $100 INVESTED ON 2/10/94 IN STOCK OR ON 1/31/94 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

             Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") currently consists of Dr. Zola P. Horovitz, Dr. Max Link, and Michael S. Weiss. During 1997, the Committee consisted of James H. Cavanaugh (before the expiration of his term as a member of the Board of Directors at the annual meeting of stockholders on June 16, 1997), Dr. Horovitz and Dr. Link. The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to their cash and equity-based compensation and benefits, and
(ii) administration of employee stock option grants and stock awards under Procept's 1989 Stock Plan (the "Option Plan"). The Committee met five times during 1997.

         The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long term success of Procept by maintaining a competitive salary structure as compared with other biotechnology companies and by aligning individual compensation with the achievement of business objectives and individual performance.

         The Committee reviews the entire executive compensation package which consists of: base salary, annual cash or stock bonuses based on performance, and stock option grants under the Option Plan.

Executive Officer Compensation

         Based on significant corporate events, in March 1997 the Committee increased Michael Higgins' and Dr. James Jenson's salaries to $120,000 and 187,000, respectively, and voted each of them a bonus opportunity of up to 25% of their salary based on goals established by the Chief Executive Officer, the achievement of which would be determined by the Committee. Mr. Erck, the Chief Executive Officer during 1997, continued to receive the base salary approved for the 1995 fiscal year, in light of the Company's performance.

Stock Options

         In general, stock options are granted to Procept's executive officers at the time of their hire and at such other times as the Committee may deem appropriate, such as a promotion and upon nearing full vesting of prior options. In reviewing option grants, the Committee uses the same industry survey data as used in its analysis of base salaries and bonuses. The Committee bases its stock option award decisions upon a comparison with the equity ownership of officers holding similar positions in other biotechnology companies.

         The stock option grants made by the Committee are designed to align the interest of management with those of the shareholders. In order to maintain the incentive aspects of these grants, the Committee has determined that a significant percentage of any officer's stock options should be unvested option shares. Consistent with this determination, the Committee uses a four-year vesting period for all option shares and periodically reviews individual officer stock option holdings.

         The Committee approved option grants to the Chief Executive Officer and the other executive officers in 1997 as follows: (1) option grants in January 1997 to Mr Higgins and Dr. Jenson as part of a broad option grant program to acknowledge and reward their efforts in 1996; (ii) option grants effective as of September 30, 1997 to Mr. Erck and Mr. Higgins as part of a company-wide, time-based vesting option grant program; and (iii) option grants to Mr. Erck and Mr. Higgins as part of a company-wide, milestone-based option program.

         As of the date of this proxy statement, all three of the Company's executive officers during 1997 have terminated employment with the Company. All options granted to such executive officers as employees of the company expired, in the case of Mr. Jenson, or will expire 90 days after such officer's termination of employment.

Deduction Limit for Executive Compensation

         With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, Procept does not expect to have compensation exceeding the one-million-dollar limitation for the foreseeable future. Outstanding stock options granted under the Option Plan will not be subject to the limitation under applicable regulations, and Procept plans to maintain the exclusion for any additional options that may be granted to employees covered by Section 162(m).

                                  By the Compensation Committee,

                                  Zola P. Horovitz, Ph.D.
                                  Max Link, Ph.D.
                                  Michael S. Weiss

         The following tables set forth certain compensation information for the Chief Executive Officer of Procept and for each executive officer of Procept serving at the end of 1997, except as noted, whose 1997 salary and bonus exceeded $100,000.



                           Summary Compensation Table


                                                                                             Long Term
                                                                   Annual                  Compensation
                                                                Compensation                  Awards
                                                                ------------                  ------
                                                                                            Securities
Name and                                                                                    Underlying        All Other
Principal Position                            Year        Salary ($)        Bonus ($)       Options(#)      Compensation
------------------                            ----        ----------        ---------       ----------      ------------
John F. Dee                                                  --                  --            --                --
  President, Chief Executive Officer (1)

Stanley C. Erck                               1997          231,000               0           432,000             0
  President, Chief Executive Officer (2)      1996          231,000               0            10,714             0
                                              1995          231,000               0             5,000             0

Michael J. Higgins                            1997          116,250               0           102,072          10,000
  Vice President, Finance, Chief              1996          102,000               0             5,036             0
  Financial Officer (3)                       1995           98,818           5,000             2,173             0




(1) Mr. Dee joined Procept as President and Chief Executive Officer in February 1998. His base salary for 1998 is $200,000.


(2) Mr. Erck left Procept effective as of March 13, 1998. He will continue as a consultant with the Company through August 13, 1998 to assist with transition matters.


(3) Mr. Higgins left Procept effective as of January 31, 1998. The amount under All Other Compensation consists of compensation for accrued, unused vacation time.

         The following table provides required information concerning the grant of stock options under the 1989 Stock Plan to Messrs. Erck, Jenson and Higgins during the last fiscal year. In addition, the table shows hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually, from the date the options were granted to their expiration date. This table does not take into account any change in the price of the Common Stock to date, nor does Procept make any representation regarding the rate of its appreciation.


                                       Option Grants In Last Fiscal Year



                                                                                       Potential Realizable Value At
                                                                                          Assumed Annual Rates of
                           Number of      Percent of                                    Stock Price Appreciation For
                           securities    total options                                        Option Term (1)
                           underlying     granted to      Exercise or                  ------------------------------
                            options      employees in     base price      Expiration         5%           10%
      Name                  granted(#)     fiscal year    (per share)        date            --           ---
      ----                 -----------   -------------   -----------     ----------
Stanley C. Erck            293,760(2)          26.5%       $2.188         9/30/07        $404,206      $1,024,338
                           138,240(3)          12.5%       $2.188         9/30/07        $190,221        $482,058

Michael J. Higgins              72(4)           0.0%       $7.875         1/20/07            $357            $904
                            69,360(2)           6.3%       $2.188         9/30/07         $95,441        $241,866
                            32,640(3)           2.9%       $2.188         9/30/07         $44,913        $113,819


-----------------


(1) The dollar amounts under these columns include the results at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all stockholders proportionately. In addition, Mr. Higgins left Procept as of January 31, 1998 and Mr. Erck left Procept as of March 31, 1998. In each case, all unexercisable options were cancelled and all exercisable options will terminate 90 days after termination. In connection with his departure, Mr. Erck was granted additional options to purchase shares of Procept Common Stock. See "--Severance Agreement."


(2) These options were immediately exercisable with respect to 20% of such shares on September 30, 1997, become exercisable as to an additional 20% of such shares on each of the next four anniversaries of that date and have a term of ten years.

(3) These options were immediately exercisable with respect to 4% of such shares on September 30, 1997 and have a term of ten years. These options were exercisable with respect to the remaining 96% of such shares upon the occurrence of certain milestones.

(4) These options become exercisable with respect to 25% of such shares on each of the first four anniversaries of the date of grant and have a term of ten years.


                              Aggregated Option Exercises In Last Fiscal Year And
                                         Fiscal Year-End Option Value

                                                                  Number of Securities        Value of Unexercised
                                                                 Underlying Unexercised            in-the-Money
                                                                       Options at                   Options at
                                  Shares                           Fiscal Year-End(#)           Fiscal Year-End($)
                               Acquired on        Value               Exercisable/                Exercisable/
            Name               Exercise(#)     Realized($)           Unexercisable              Unexercisable (1)
            ----               -----------     -----------           -------------              -----------------

Stanley C. Erck                     0              --                87,985/378,254                    0/0

Michael J. Higgins                  0              --                20,329/91,854                     0/0

-----------------

(1) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on December 31, 1997, which closing price was $1.00.

Severance Agreement


         In June 1997, the Board of Directors voted to approve an Executive Severance and Indemnification Agreement (the "Severance Agreement") between Procept and Mr. Erck. Upon a "change in control" of Procept, in the event that Procept terminates Mr. Erck's employment without "cause" or Mr. Erck terminates his employment with "good reason" (as those terms are defined in the Severance Agreement), the Company will pay Mr. Erck an amount equal to the to the greater of (i) his annual rate of base salary in effect on the date of termination and
(ii) his annual rate of base salary in effect immediately before the change in control. This amount is payable over the twelve-month period immediately after termination and is reduced to the extent Mr. Erck actually receives salary, consulting or similar compensation from another entity in excess of such payments during such period. Upon such termination, the Severance Agreement also provides for (i) participation in Procept's life, disability, accident and health plans for the twelve-month period immediately after termination, except to the extent such benefits are provided by a subsequent employer, and (ii) in certain circumstances, certain legal costs and relocation expenses associated with such termination.

         In February 1998, Procept and Mr. Erck entered into a Supplemental Executive Severance Agreement (the "Supplemental Agreement") in connection with Mr. Erck's termination as the Chief Executive Officer. The Supplemental Agreement provides that Mr. Erck (i) forfeit 11,857 shares of Procept Common Stock in exchange for Procept's cancellation of debt in the aggregate amount of $102,562 plus accrued interest, (ii) receive certain office equipment having an aggregate value of less than $2,250, (iii) receive options with respect to an aggregate of 300,000 shares of Procept Common Stock and (iv) provide consulting services to the Company through August 13, 1998. In addition, Mr. Erck receives the benefits under the Severance Agreement.


Director Compensation

         Members of the Board of Directors of Procept are not compensated for attending Board meetings or meetings of Board committees on which they serve.

         Directors who also serve as consultants to Procept are eligible, as such, to receive grants under Procept's 1989 Stock Plan. In addition, certain directors of Procept are eligible to participate in Procept's 1994 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, any director of Procept who is not (i) an employee of Procept or of any subsidiary of Procept, (ii) an employee or representative of an institutional venture capital investor in Procept or (iii) a director subject to any law or contract that prohibits or restricts such director's ownership of shares of Common Stock ("Eligible Directors"), is eligible to participate in the Director Plan. Currently, Dr. Horovitz, Dr. Link, Dr. Rogers and Mr. Vernon are Eligible Directors.

         The Director Plan, as amended by the Board of Directors on January 20, 1997, provides that each Eligible Director as of January 20, 1997 was automatically granted options to purchase 2,858 shares of Common Stock on such date. Eligible Directors initially elected to the Board of Directors after January 20, 1997 will be automatically granted options to purchase 2,858 shares of Common Stock upon such initial election. Upon re-election to the Board of Directors, all Eligible Directors will automatically receive additional options to purchase 2,858 shares of Common Stock, except that no options will be granted to any Eligible Director upon his or her re-election if such Eligible Director holds options granted under the Director Plan that are not fully exercisable on the date of such re-election. Options granted under the Director Plan to Eligible Directors become exercisable with respect to 1,429 shares on the date of each of the next two annual meetings of stockholders following the date of grant, so long as the optionee then remains a director of Procept. All options have a term of ten years and an exercise price, payable in cash or by check or in shares of Common Stock, equal to the fair market value of the Common Stock on the date of grant.

         Upon their initial election to the Board of Directors in 1997, Dr. Rogers and Mr. Vernon each received an option grant for 2,858 shares under the Director Plan.


         Pursuant to a Consulting and Confidentiality Agreement dated January
1, 1997, Dr. Horovitz agreed to provide consulting services to Procept for a one-year period, subject to annual renewal until terminated by either Procept or Dr. Horovitz. Under the agreement, Procept pays Dr. Horovitz an annual retainer of $10,000, plus $2,000 for each day consulting services are rendered, and reimburses his related out-of-pocket expenses.

         Pursuant to a Consulting and Confidentiality Agreement dated January
1, 1997, Dr. Link agreed to provide consulting services to Procept for a one-year period, subject to annual renewal until terminated by either Procept or Dr. Link. Under the agreement, Procept pays Dr. Link an annual retainer of $10,000 and reimburses his related out-of-pocket expenses.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, Procept's Compensation Committee consisted of James H. Cavanaugh (before the expiration of his term as a member of the Board of Directors at the annual meeting of stockholders on June 16, 1997), Dr. Horovitz and Dr. Link. None of the members of the Compensation Committee has been an officer or employee of Procept.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 30, 1997, The Aries Trust (the "Trust") and the Aries Domestic Fund L.P. (the "Partnership" and collectively with the Trust, the "Aries Funds") purchased shares of Common Stock (the "Common Shares") and Class A and Class B warrants to purchase shares of Common Stock for an aggregate purchase price of $2,800,000. The Aries Funds also purchased convertible promissory notes for an aggregate purchase price of $200,000 (the "Notes"). In August and September, 1997, the Aries Funds (i) converted the Common Shares and the Notes into an aggregate of 30,060 shares of Series A Convertible Preferred Stock, $0.01 par value (the "Series A Preferred Stock") and (ii) exchanged the Class A and Class B warrants for new warrants (the "New Warrants") to purchase an aggregate of 3,283,132 shares of Common Stock at an exercise price of $1.09 per share.

         Paramount Capital Asset Management, Inc. ("PCAM") is the investment manager of the Trust and general partner of the Partnership. Lindsay A. Rosenwald, M.D., the Chairman and sole stockholder of PCAM, is also the President and sole stockholder of Paramount Capital, Inc. ("Paramount"). Mr. Weiss, a director and the Chairman of Procept's Board of Directors, is a Senior Managing Director of Paramount. Paramount and the Aries Funds have the contractual right to nominate a majority of the members of the Company's Board of Directors. Additionally, so long as the Aries Funds and their affiliates own at least 5% of the voting power of the Company, the Company may not (i) make payments in excess of $50,000, (ii) incur any indebtedness, (iii) incorporate, acquire, dissolve or dispose of any subsidiaries nor enter into any transactions with the Company's affiliates without the Aries Funds prior written consent. During the same period Paramount will have approval rights with respect to (ii) and (iii) above and with respect to any increase in executive compensation or bonuses, whether in the form of cash, stock, stock equivalents or otherwise (except for bonuses guaranteed in an employment contract).

         Paramount acted as placement agent in Procept's recently completed private placement of units (the "Units") made up of Common Stock and warrants to purchase Common Stock (the "1998 Private Placement"). As part of the 1998 Private Placement, the Company agreed to pay Paramount (i) a 9% commission of the gross proceeds from the sale of all Units and (ii) a non-accountable expense allowance equal to 4% of the gross proceeds from the sale of all Units. In connection with the 1998 Private Placement, the Aries Funds converted their holdings of Series A Preferred Stock and New Warrants for an aggregate of 8,416,800 shares of Procept Common Stock and warrants to purchase 8,416,800 shares of Procept Common Stock at an exercise price of $0.50 per share. In addition, the Company will pay Paramount a commission of 5% upon the exercise of any of the warrants included in the Units.


         Pursuant to the placement agency agreement between Procept and Paramount dated October 26, 1997 in connection with the 1998 Private Placement, the Company sold to Paramount, for $.001 per option, options (the "Placement Options") to acquire a number of newly issued Units equal to 10% of the Units issued in the 1998 Private Placement, exercisable for a period of five years commencing October 9, 1998 at an exercise price of $0.55 per Unit.

         Procept and Paramount also are parties to an advisory agreement (the "Advisory Agreement") pursuant to which Paramount acts as the Company's non-exclusive financial advisor. Such engagement provides that Paramount receive
(i) a
monthly retainer of $4,000 (minimum engagement of 24 months), (ii) out-of-pocket expenses and (iii) certain cash and equity success fees in the event Paramount assists the Company in connection with certain financing and strategic transactions. Under the Advisory Agreement, at the final closing of the 1998 Private Placement, the Company sold to Paramount, for $.001 per option, options to acquire, on the same terms as under the Placement Options, a number of newly issued Units equal to 15% of the Units issued in the 1998 Private Placement.



                       PROPOSAL TO APPROVE AN AMENDMENT OF
     PROCEPT'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Proposed Reverse Split


         The Company's Board of Directors has unanimously approved and determined to submit to the stockholders of the Company an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), to effect a one for ten reverse stock split of the Company's outstanding Common Stock (the "Reverse Split Amendment"). The Company is currently authorized to issue 30,000,000 shares of Common Stock, of which 29,984,235 shares were outstanding on April 23, 1998. If the Reverse Split Amendment is effected, the number of authorized shares would remain the same, but the number of shares outstanding would be decreased to approximately 2,998,424 shares. The rights and preferences of the Common Stock would be unaffected by the reverse split. Furthermore, the stockholders' percentage ownership of the Company and the number of Company stockholders should not materially change as a result of the Reverse Split Amendment being effected. The par value per share of Common Stock would remain at $0.01 following the reverse stock split; as a consequence, the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes would be increased.


Nasdaq Minimum Bid Price

         Rule 4450 of the Nasdaq Marketplace Rules currently provides that issuers listed on the Nasdaq SmallCap Market maintain a minimum bid price of $1.00 per share for the listed stock.

         The Company's shares of Common Stock have intermittently traded below $1.00 since January 9, 1998. In a letter dated March 25, 1998, The Nasdaq Stock Market informed the Company that it must effect a reverse stock split prior to June 2, 1998 to remedy the failure to meet the minimum bid price, unless the trading price of the Common Stock increases. Failure to meet the minimum bid price requirement by June 12, 1998 could result in a delisting of the Common Stock from the Nasdaq SmallCap Market. The Board of Directors believes that such a delisting could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of Common Stock and, consequently, reduce the price at which such shares trade and the transactions costs inherent to trading shares. The Company believes that, if the Reverse Split Amendment is approved, there is a greater likelihood that the minimum bid price of the Common Stock will be maintained at a level over $1.00 per share. Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board of Directors, however, believes that this risk is off-set by the prospect that the reverse stock split will improve the likelihood that the Company will be able to maintain its Nasdaq SmallCap Market listing and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors. There can be no assurance, however, that approval of the Reverse Split Amendment will succeed in raising the bid price of the Company's Common Stock above $1.00 per share, that such minimum price, if achieved, would be maintained, or that even if the Nasdaq's minimum bid price requirement were satisfied, the Company's Common Stock would not be delisted from the Nasdaq SmallCap Market for other reasons.

Uses for Available Shares of Common Stock


         As of April 23, 1998 there were (i) 29,984,235 shares of Common Stock outstanding; (ii) no shares of Preferred Stock outstanding; (iii) 820,131 options granted and not expired, cancelled nor exercised; and (iv) warrants granted to purchase 41,992,711 shares of Common Stock. As of April 23, 1998, the Company also had 0 shares reserved for issuance upon exercise of options not yet granted under the 1989 Stock Plan, 25,709 shares reserved for issuance upon exercise of options not yet granted under the 1994 Director Plan and 46,108 shares reserved for issuance under its 1994 Employee Stock Purchase Plan, representing an aggregate reserve of 71,817 shares. The Board desires to increase the reserves under its stock plans, as discussed in the following proposals. Further, if and when the conversion rates and anti-dilution adjustments on certain of the outstanding warrants are triggered by future events as set forth in such instruments, the numbers of shares of Common Stock issuable upon conversion or exercise of such instruments may increase.


         The Board of Directors believes that it is important to ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock to cover its current obligations to issue such shares and otherwise to be available for future use. If the Reverse Split Amendment is adopted by the stockholders, the increase in the portion of authorized shares that would be unissued (the "Increased Available Portion of Shares") would be available for issuance by the Board of Directors from time to time in the future to meet its current obligations and for any proper corporate purpose, including for such corporate purposes as financings, acquisitions, employee benefit plans, stock splits and stock dividends, as the Board of Directors may deem appropriate, without the necessity of further amendment to the Restated Certificate of Incorporation or further stockholder action. The issuance of additional shares of Common Stock at prices lower than prices paid by current stockholders for their shares of Common Stock would have a dilative effect on such existing stockholders.


Exchange of Stock Certificates

         If the Reverse Split Amendment is approved by the Company's stockholders, the Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") in implementing the exchange of certificates representing outstanding Common Stock.

         Commencing on the effective date of the Reverse Split Amendment (the "Effective Date"), holders of Common Stock will be notified and requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing post-reverse split Common Stock. One share of new Common Stock will be issued in exchange for each ten presently issued and outstanding shares of Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of post-reverse split Common Stock.

Fractional Shares

         No scrip or fractional certificates will be issued in connection with the Reverse Split Amendment. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by ten will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one additional share of Common Stock for any fractional share to which they would otherwise be entitled. As a result of the Reverse Split Amendment, stockholders who now own "round lots" may hold "odd lots" and, as a result, may be subject to increased transaction costs on the sale of their Common Stock.

         Stockholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock due them for fractional interests.

Federal Income Tax Consequences

         The Reverse Split Amendment should not result in the recognition of gain or loss. The holding period of the shares of post-reverse split Common Stock will include the stockholder's respective holding periods for the shares of pre-reverse split Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of post-reverse split Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor.

         Although not free from doubt, the above treatment should also apply with respect to additional shares received for fractional shares. However, it is possible that the receipt of additional shares could be wholly or partly taxable. Holders should consult with their own tax advisors.

No Dissenter's Rights

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Split Amendment.

Vote Required

         The Reverse Split Amendment must be approved by the holders of a majority of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Reverse Split Amendment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
                                                    ---

                      PROPOSAL TO AMEND THE 1989 STOCK PLAN

General

         The 1989 Stock Plan (the "Option Plan") was adopted by the Board of Directors in 1989 and was approved by the stockholders of Procept in June 1994. Currently, Procept may grant options and award shares under the Option Plan for a total of 269,588 shares of Common Stock. The purpose of the Option Plan is to attract and retain key employees and consultants of Procept, to provide incentives for them to achieve long-range performance goals and to enable them to participate in the long-term growth of Procept.


         The Closing price of Procept's Common Stock on April 23, 1998, as reported by the Nasdaq SmallCap Market was $1.00 per share.

Amendment to the Option Plan

         The Board of Directors voted on April 6, 1998, subject to the approval of the stockholders of the Reverse Split amendment and of such Option Plan amendment, to amend the Option Plan by increasing the aggregate number of shares that may be subject to grants under the Option Plan from 26,959 shares (after giving effect to the Reverse Split Amendment) to 1,500,000 shares (after giving effect to the Reverse Split Amendment) and to extend the expiration date of the Option Plan to July 1, 2007. The figures presented in this proposal are adjusted to give effect to the Reverse Split Amendment.

Administration and Eligibility


         The Option Plan provides for the grant of stock options (incentive and nonstatutory), stock awards and authorizations to make direct purchases of Common Stock from Procept (collectively, "Stock Rights") to employees and consultants of Procept and its affiliates. As of April 23, 1998, 10 employees were eligible to participate in the Option Plan. The Compensation Committee may delegate to one or more officers the power to grant Stock Rights under the Option Plan to persons other than officers of Procept who are subject to the reporting requirements of Section 16 of the Exchange Act.


Plan Benefits

         Stock Rights are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions upon which such Stock Rights will be granted, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of grant and the exercise price of any nonstatutory stock option may not be less than 50% of the fair market value of the Common Stock on the date of grant.


         The amount of Stock Rights to be received under the Option Plan by each of the executive officers named in the Summary Compensation Table, the current executive officers of Procept as a group, all current directors who are also consultants to Procept and all employees, including all current officers of Procept who are not executive officers, as a group, is not determinable and is in the discretion of the Compensation Committee. Details on options granted during the last fiscal year under the Option Plan to certain executive officers are presented in the tables and text under the heading "EXECUTIVE COMPENSATION." In general, as of April 23, 1998, options to purchase an aggregate of 84,214 shares of Common Stock have been granted (subject to Stockholder approval) and not cancelled unexercised under the Option Plan, of which options to purchase 2,201 shares have been exercised and options to purchase 82,013 shares were outstanding. In addition, stock awards for a total of 772 shares of Common Stock have been granted, leaving no shares available for future grants of Stock Rights. Of the aggregate number of options granted, no options have been granted to the current executive officers, options to purchase an aggregate of 91,014 shares of Common Stock have been granted to all Named Executive Officers as a group, 1,043 of which have been exercised, and options to purchase an aggregate of 57,528 shares of Common Stock have been granted to all other employees, none of which had been exercised as of April 23, 1998.

Federal Income Tax Consequences Relating to Stock Options

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Option Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant nor within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss and (b) no deduction is allowed to Procept for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Procept is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to Procept. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Procept receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by Procept.

Vote Required

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the amendment to the Option Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                                    ---

             PROPOSAL TO AMEND THE 1994 EMPLOYEE STOCK PURCHASE PLAN

General


         The 1994 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on March 2, 1994 and was approved by the stockholders of Procept in June 1994. Currently, a total of 71,428 shares of Common Stock are reserved for issuance under the Purchase Plan, of which 25,320 shares have been issued. The purpose of the Purchase Plan is to provide full-time employees of Procept an opportunity to purchase Common Stock on favorable terms.


Amendment to the Purchase Plan

         The Board of Directors voted on April 6, 1998, subject to the approval of the stockholders of the Reverse Split Amendment and of such Purchase Plan amendment, to amend the Purchase Plan by increasing the aggregate number of shares that may be issued under the Purchase Plan from 7,143 (after giving effect to the Reverse Split Amendment) shares to 200,000 shares (after giving effect to the Reverse Split Amendment). The figures presented in this proposal are adjusted to give effect to the Reverse Split Amendment.

Administration and Eligibility

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The purchase price per share of Common Stock in an offering is 85% of the lower of its fair market value on the first day of an offering period, or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. Eligible employees participate voluntarily and may withdraw from any offering at any time before Common Stock is purchased. Participation terminates automatically upon termination of employment for any reason. Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Board of Directors, which, through an administrator, determines the frequency and duration of individual offerings under the Plan and the date(s) when stock may be purchased. The Purchase Plan terminates on March 2, 2004.

         In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of stock of Procept (including stock which may be purchased through subscriptions under the Purchase Plan or any other plans) nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the Purchase Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Plan.


         As of April 23, 1998, 10 employees were eligible to participate in the Purchase Plan and 2,532 shares of Common Stock had been purchased under the Purchase Plan, leaving 4,611 shares available for future issuance. Of these shares, the current executive officers have purchased no shares of Common Stock, the Named Executive Officers as a group have purchased an aggregate of 145 shares of Common Stock and all other employees have purchased an aggregate of 2,387 shares of Common Stock.


Federal Income Tax Consequences Relating to the Purchase Plan

         Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

         If no disposition of shares purchased under the Purchase Plan is made by the participant within two years from the offering commencement date nor within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss and (b) no deduction is allowed to Procept for Federal income tax purposes.

         If the participant dies at any time while owning shares purchased under the Purchase Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to Procept for Federal income tax purposes.

         If shares of Common Stock purchased under the Purchase Plan are disposed of prior to the expiration of either the two-year or the one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of purchase (or, if less, the amount realized on sale of such shares) over the purchase price thereof, and (b) Procept is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and will not result in any deduction by Procept.

Vote Required

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the amendment to the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                                    ---

              PROPOSAL TO AMEND THE 1994 DIRECTOR STOCK OPTION PLAN

General


         The 1994 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on June 21, 1994 and was approved by the stockholders of Procept in June 1995. The Director Plan was further amended by the Board of Directors on January 20, 1997 to modify the timing and amount of grants thereunder, which amendment did not require stockholder approval. The purpose of the Director Plan is to attract and retain highly qualified, non-employee directors of Procept and to encourage ownership of stock of Procept by such directors so as to provide additional incentives to promote the success of Procept. Currently, automatic grants of nonstatutory stock options may be made under the Director Plan for a total of 42,857 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors, as defined below. As of April 23, 1998, options to purchase an aggregate of 17,148 shares have been granted under the Director Plan.

Amendment to the Director Plan


         The Board of Directors voted on April 6, 1998, subject to the approval of the stockholders of the Reverse Split Amendment and of such Director Plan Amendment, to amend the Director Plan by increasing the aggregate number of shares that may be issued under the Director Plan from 4,286 shares (after giving effect to the Reverse Split Amendment) to 500,000 shares (after giving effect to the Reverse Split Amendment). The figures presented in this proposal are adjusted to give effect to the Reverse Split Amendment.



Administration and Eligibility

         Awards made pursuant to the Director Plan are intended to be "formula awards" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Directors eligible to participate in the Director Plan ("Eligible Directors") include any director of Procept who is not any one of: (i) an employee of Procept or of any subsidiary of Procept, (ii) an employee or representative of an institutional venture capital investor in Procept, and
(iii) a director subject to any law or contract that prohibits or restricts such director's ownership of shares of Procept's Common Stock. Currently, Dr. Horovitz, Dr. Link, Dr. Rogers and Mr. Vernon are Eligible Directors.


         The Director Plan, as amended by the Board of Directors on January 20, 1997, provides that each Eligible Director as of January 20, 1997 will be automatically granted options to purchase 286 shares of Common Stock on such date. Eligible Directors initially elected to the Board of Directors after January 20, 1997 will be automatically granted options to purchase 286 shares of Common Stock upon such initial election. Upon re-election to the Board of Directors, all Eligible Directors will automatically receive additional options to purchase 286 shares of Common Stock, except that no options will be granted to any Eligible Director upon his or her re-election if such Eligible Director holds options granted under the Director Plan that are not fully exercisable on the date of such re-election. Options granted under the Director Plan to Eligible Directors become exercisable with respect to 143 shares on the date of each of the next two annual meetings of stockholders following the date of grant, so long as the optionee then remains a director of Procept. All options will have a term of ten years and an exercise price, payable in cash or by check or in shares of Common Stock, equal to the fair market value of the Common Stock on the date of grant.


Federal Income Tax Consequences

         Options granted under the Plan are nonstatutory options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Procept receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by Procept.

Vote Required

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented, and entitled to vote at the meeting is required to approve the amendment to the Purchase Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         INFORMATION CONCERNING AUDITORS

The firm of Coopers & Lybrand L.L.P., independent accountants, examined Procept's financial statements for the year ending December 31, 1997. The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as Procept's auditors for its fiscal year ending December 31, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

                       DEADLINE FOR STOCKHOLDER PROPOSALS


         In order for a stockholder proposal to be considered for inclusion in Procept's proxy materials for the 1999 annual meeting, it must be received by Procept at 840 Memorial Drive, Cambridge, Massachusetts 02139, Attention: John
F. Dee, President, no later than December 29, 1998.


                            EXPENSES OF SOLICITATION

         Procept will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and any regular employees of Procept in person or by telephone. Procept expects that the costs incurred in the solicitation of proxies will be nominal.

                                  OTHER MATTERS


         The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                              (FRONT OF PROXY CARD)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1998

                                  PROCEPT, INC.

         The undersigned stockholder of Procept, Inc. (the "Company") hereby appoints John F. Dee and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 14, 1998, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no specification is made, this proxy will be voted for all proposals. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

                        PLEASE SIGN AND MAIL PROXY TODAY



                            Mark Here For Address Change and Note on Reverse [ ]


                  (Continued and to be signed on reverse side.)




                                                              [SEE REVERSE SIDE]

                             (REVERSE OF PROXY CARD)

[ X ]    Please mark your votes as this example.

                                                FOR               WITHHELD
                                            All nominees       For all nominees

1.       Proposal to elect directors           [  ]                   [  ]

         FOR, except withheld from the following nominee(s):

         ----------------------------------

         Nominees:         John F. Dee
                           Zola P. Horovitz, Ph.D.
                           Max Link, Ph.D.
                           Mark C. Rogers, M.D.
                           Elliott H. Vernon
                           Michael S. Weiss

                                                    FOR      AGAINST   ABSTAIN

2.       Proposal to approve an                     [  ]       [  ]      [  ]
         amendment of the Company's
         Restated Certificate of
         Incorporation to effect
         a one-for-ten reverse
         stock split.

3.       Proposal, conditioned on approval          [  ]       [  ]      [  ]
         of Vote 2, to amend the 1989 Stock
         Plan (i) to increase the number of
         shares covered by the plan to
         1,500,000 shares (after giving effect
         to the proposed reverse stock split)
         and (ii) to extend the expiration
         date of the plan to July 1, 2007.

4.       Proposal, conditioned on approval          [  ]       [  ]      [  ]
         of Vote 2, to amend the 1994
         Director Stock Option Plan
         to increase the number of
         shares covered by the plan
         to 200,000 share (after giving
         effect to the proposed reverse
         stock split).

5.       Proposal conditioned on approval           [  ]       [  ]      [  ]
         of Vote 2, to amend the 1994
         Employee Stock Purchase Plan
         to increase the number of
         shares covered by the plan
         to 500,000 shares (after giving
         effect to the proposed reverse
         stock split).

Signature:__________________________________________  Date: ____________________


Signature:__________________________________________  Date: ____________________


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.